UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) September 24, 2004

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Racetrack Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 27, 2004, SRI/Surgical Express, Inc. (“SRI” or the “Company”) announced that Joseph A. Largey resigned as Chief Executive Officer and a Director of SRI, effective as of September 24, 2004. SRI entered into a Separation Agreement dated as of September 24, 2004, with Mr. Largey outlining the terms of his separation from SRI, including severance benefits. The Company expects to take a charge of approximately $325,000 in connection with this management change in the third quarter of 2004. A copy of the Separation Agreement is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Joseph A. Largey resigned as Chief Executive Officer and a Director of SRI, effective as of September 24, 2004. A copy of the press release dated September 27, 2004, announcing Mr. Largey’s resignation is attached hereto as Exhibit 99.2 and incorporated herein by this reference.

The Board of Directors of SRI has appointed the Executive Committee of the Board to oversee the daily management of the Company until a successor Chief Executive Officer of the Company has been appointed and qualified.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1        Separation Agreement dated as of September 24, 2004

99.2        Press Release dated as of September 27, 2004

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: September 27, 2004	By:	/s/ Charles L. Pope
Charles L. Pope
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation Agreement dated as of September 24, 2004

99.2	Press Release dated as of September 27, 2004